Exhibit 1(c)

                                 THE ALGER FUND

Certificate of Designation, Preferences and Rights of a Portfolio of Shares of Beneficial Interest, and the Manner in which the Same May Be Amended, of The Alger Fund by Written Action of the Initial Trustee Providing for the Establishment of a Portfolio Designated the "Alger Income and Growth Portfolio".

     The undersigned, being the Secretary of The Alger Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY:

     That, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.1(b) of the Agreement and Declaration of Trust, dated. March 20, 1986 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees, there is hereby established and designated the Alger Income and Growth Portfolio (hereinafter referred to as the "Alger Income and Growth Portfolio"). The beneficial interest in the Alger Income and Growth Portfolio shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the Alger Income and Growth Portfolio. The Trustees shall have authority from time to time to authorize separate Series of Shares for the Alger Income and Growth Portfolio (each of which Series shall represent interests only in the Alger Income and Growth Portfolio), as they deem necessary and desirable. The Shares of the Alger Income and Growth Portfolio shall have the following relative rights and preferences:

          (a) ASSETS BELONGING TO THE ALGER INCOME AND GROWTH PORTFOLIO. Any portion of the Trust Property allocated to the Alger Income and Growth Portfolio, and all consideration received by the Trust for the issue or sale of Shares of the Alger Income and Growth Portfolio, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of the Alger Income and Growth Portfolio and shall irrevocably belong to the Alger Income and Growth Portfolio for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of the Alger Income and Growth Portfolio shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Portfolio of which they are not Shareholders. Such consideration, assets, interest, dividends income, earnings, profits, gains and proceeds, together with any General Items allocated to the Alger Income and Growth Portfolio as provided in the following sentence, are herein referred to collectively as "PORTFOLIO ASSETS" the Alger Income and Growth Portfolio, and as assets "belonging to" the Alger Income and Growth Portfolio. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Portfolio (collectively "GENERAL ITEMS"), the Trustees shall

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     allocate such General Items to and among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated, to the Alger Income and Growth Portfolio shall belong to and be part of the Portfolio Assets of the Alger Income and Growth Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes.

          (b) LIABILITIES OF THE ALGER INCOME AND GROWTH PORTFOLIO. The assets belonging to the Alger Income and Growth Portfolio shall be charged with the liabilities in respect of the Alger Income and Growth Portfolio and all expenses, costs, charges and reserves attributable to the Alger Income and Growth Portfolio, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Portfolio shall be allocated and charged by the Trustees to and among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to the Alger Income and Growth Portfolio are herein referred to as "LIABILITIES OF" the Alger Income and Growth Portfolio. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes. Any creditor of the Alger Income and Growth Portfolio may look only to the assets of the Alger Income and Growth Portfolio to satisfy such creditor's debt. The Trustees shall use their best efforts to ensure that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that the obligations of such instrument are binding only upon the Portfolio Assets of the Alger Income and Growth Portfolio, and that any creditor's acceptance or execution of such instrument shall constitute agreement that such creditor shall look only to the assets and property of the Alger Income and Growth Portfolio to satisfy the obligator of such instrument.

          (c) DIVIDENDS. Dividends and distributions on Shares of the Alger Income and Growth Portfolio may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of the Alger Income and Growth Portfolio, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the Alger Income and Growth Portfolio, as the Trustees may determine after providing for actual and accrued liabilities of the Alger Income and Growth Portfolio. All dividends and distributions on Shares of the Alger Income and Growth Portfolio shall be distributed pro rata to the Shareholders of the Alger Income and Growth Portfolio in proportion to the number of such Shares held by such holders at the date and time of record established for the payment

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     of such dividends or distributions, except that in accordance with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on shares as to which the Shareholder's purchase order and/or ????? been received by the time or times established by the Trustees under which program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of the Alger Income and Growth Portfolio or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Certificate of Designation.

          (d) LIQUIDATION. In the event of this liquidation or dissolution of the Trust, the Shareholders of the Alger Income and Growth Portfolio shall be entitled to receive, when and as declared by the Trustees, the excess of the Portfolio Assets over the liabilities of the Alger Income and Growth Portfolio. The assets so distributable to the Shareholders of the Alger Income and Growth Portfolio shall be distributed among such Shareholders in proportion to the number of Shares of the Alger Income and Growth Portfolio held by them and recorded on the books of the Trust. The liquidation of the Alger Income and Growth Portfolio may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of the Alger Income and Growth Portfolio, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "MAJORITY SHAREHOLDER VOTE" in Section
     1.4 of the Declaration of Trust.

          (e) VOTING. The Shareholders shall have the voting rights set forth in or determined under Article VII of the Declaration of Trust.

          (f) REDEMPTION BY SHAREHOLDER. Each holder of Shares of the Alger Income and Growth Portfolio shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of the Alger Income and Growth Portfolio at a redemption price equal to the net asset value per Share of the Alger Income and Growth Portfolio next determined in accordance with subsection (h) of this Certificate of Designation after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption. Payment of the redemption price shall be in cash; PROVIDED, HOWEVER, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in

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     Securities or other assets belonging to the Alger Income and Growth
     Portfolios at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may propose payment of the redemption price and may suspend the right-of the holders of Shares of the Alger Income and Growth Portfolio to require the Trust to redeem Shares of the Alger Income and Growth Portfolio during any period or at any time when and to the extent permissible under the 1940 Act.

          (g) REDEMPTION AT THE OPTION OF THE TRUST. Each Share of the Alger Income and Growth Portfolio shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (f) of this Certificate of Designation. (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Portfolio or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Alger Income and Growth Portfolio. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

          (h) NET ASSET VALUE. The net asset value per Share of the Alger Income and Growth Portfolio at any time shall be the quotient obtained by dividing the value of the net assets of the Alger Income and Growth Portfolio at such time (being the current value of the assets belonging to the Alger Income and Growth Portfolio, less its then existing liabilities) by the total number of Shares of the Alger Income and Growth Portfolio then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The Trustees may determine to maintain the net asset value per Share of the Alger Income and Growth Portfolio at a designated constant dollar, amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the Alger Income and Growth Portfolio as dividends payable in additional Shares of the Alger Income and Growth Portfolio at the designated constant dollar amount and for the handling of any losses attributable to the Alger Income and Growth Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the Alger Income and Growth Portfolio his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of the Alger Income and Growth Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Alger Income and Growth Portfolio shall be deemed to have expressly agreed, by his investment in the Alger Income and Growth Portfolio, to make the contribution referred to in the preceding sentence

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     in the event of any such loss and in the event of the adoption by the
     Trustees of any such procedure with respect to the Alger Income and Growth Portfolio.

          (i) TRANSFER. All Shares of the Alger Income and Growth Portfolio shall be transferable, but transfers of Shares of the Alger Income and Growth Portfolio will be recorded on the Share transfer records of the Trust applicable to the Alger Income and Growth Portfolio only at such times as Shareholders shall have the right to require the Trust to redeem Shares of the Alger Income and Growth Portfolio and at such other times as may be permitted by the Trustees.

          (j) EQUALITY. All Shares of the Alger Income and Growth Portfolio shall represent an equal proportionate interest in the assets belonging to the Alger Income and Growth Portfolio (subject to the liabilities of the Alger Income and Growth Portfolio), and each Share of the Alger Income and Growth Portfolio shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Certificate of designation that may exist with respect to dividends and distributions on Shares of the Alger Income and Growth Portfolio. The Trustees may from time to time divide or combine the Shares of the Alger Income and Growth Portfolio into a greater or lesser number of Shares of the Alger Income and Growth Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to the Alger Income and Growth Portfolio or, in any way affecting the rights of the holders of Shares of any other Portfolio.

          (k) RIGHTS OF FRACTIONAL SHARES. Any fractional Share of any Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Alger Income and Growth Portfolio.

          (l) CONVERSION RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of the Alger Income and Growth Portfolio shall have the right to convert said Shares into Shares of one or more other Portfolios in accordance with such requirements and procedures as the Trustees may establish.

          (m) AMENDMENT, ETC. Subject to the provisions and limitations of
     Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), PROVIDED THAT, if any amendment adversity affects the rights of the Shareholders of the Alger Income and Growth Portfolio, such amendment may be adopted by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized

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     to do so by the vote in accordance with Section 7.1 of the Declaration of
     Trust of the holders of a majority of all the Shares of the Alger Income and Growth Portfolio outstanding and entitled to vote, without regard to Series.

          (n) INCORPORATION OF DEFINED TERMS. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filled with the Secretary of State of The Commonwealth of Massachusetts.

     The Trustees further direct that, upon the execution of these resolutions, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this 11 day of September, 1986.

                                              /s/George J. Boggio
                                              --------------------
                                              George J. Boggio


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                                 ACKNOWLEDGMENT
STATE OF NEW YORK)
COUNTY OF NEW YORK)            :ss

     On this 11th day of September, 1986, before me personally appeared George
J. Boggio, to me known and known to me to be the person described in and who executed the foregoing Certification of Designation as Secretary of The Alger Fund, as stated therein, and he acknowledged that he executed the same as his free act and deed, and that he is the Secretary now in office of The Alger Fund. Before me,

/s/ Cynthia M. Harney
Notary Public

[NOTARIAL SEAL]
CYNTHIA M. HARNEY
NOTARY PUBLIC STATE OF NEW YORK
No. 31-4677357
Qualified in New York County
Commission Expires Nov. 30, 1988